SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2002

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29993	94-3200380
(Commission File No.)	(IRS Employer Identification No.)

1245 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 526-6800

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

On September 27, 2002, IntraBiotics Pharmaceuticals, Inc. (the “Company”) announced preliminary results of its 509-patient Phase III clinical trial of its lead product, iseganan hydrochloride (HCl) oral solution, to treat ulcerative oral mucositis in patients undergoing high-dose chemotherapy for the treatment of cancer. These results indicated that iseganan did not meet its primary endpoint of reducing oral mucositis. As a result, the Company will cease the pursuit of severe oral mucositis as an indication for iseganan. The press release announcing the results is filed as Exhibit 99.1 hereto.

On October 14, 2002, the Company announced the implementation of a restructuring plan intended to reduce its cash operating expenses. The plan included the reduction of approximately 70% of the Company’s workforce. The press release announcing the restructuring plan and the workforce reduction is filed as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release, dated September 27, 2002, entitled “IntraBiotics Announces Preliminary Results of Phase III Clinical Trial of Iseganan in Chemotherapy Patients.”
99.2	Press Release, dated October 14, 2002, entitled “Intrabiotics Announces Restructuring Plan”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IntraBiotics Pharmaceuticals, Inc.

Dated:  October 30, 2002

By:	/s/ Eric H. Bjerkholt

Eric H. Bjerkholt Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release, dated September 27, 2002, entitled “IntraBiotics Announces Preliminary Results of Phase III Clinical Trial of Iseganan in Chemotherapy Patients.”
99.2	Press Release, dated October 14, 2002, entitled “Intrabiotics Announces Restructuring Plan”